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                         ORACLE PARTNERNETWORK AGREEMENT


This Oracle PartnerNetwork Agreement ("agreement") includes the terms and definitions set out below, any technical support policies and OPN policies referenced in this agreement, and any additional written terms posted on the OPN web site related to the benefits you receive from Oracle under this agreement. This agreement is not effective until accepted by Oracle.

Definitions
"Oracle" refers to Oracle Corporation. "You" and "your" refer to the individual or entity that has entered into this agreement to join the Oracle PartnerNetwork (the "OPN"). The term "programs" refers to the software products which you order from Oracle for development, demonstration, training and support purposes as provided below, program documentation and any program updates acquired through technical support. The term "technical support" consists of Software Updates, Product Support, and/or other technical support services you may have ordered. The term "services" refers to technical support (excluding any program updates acquired through technical support), education, consulting or other services which you may have ordered. The term "OPN site" refers to the Oracle PartnerNetwork website located at http://partner.oracle.com. The term "end user" refers to a third party that is licensed to use the programs for its own business operations.

OPN Services
Following processing of your application for membership in the OPN, if accepted, you will be notified as to which of the following levels of the OPN you have successfully qualified: Member Partner, Certified Partner, or Certified Advantage Partner. Where provisions of this agreement are stated to be applicable to a particular level of the OPN, the level applicable to you shall be as notified to you pursuant to this provision. Your membership in the OPN is subject to your payment of the membership fees for the applicable partner level as published by Oracle in the OPN policies at the OPN site at http://partner.oracle.com(select Home Tab, Manage Your Membership Portlet). This schedule of fees, incorporated in this agreement, is subject to change and all membership fees are non-cancelable and non-refundable.

Subject to the section below entitled Export Administration, your membership covers all of the facilities or locations where you conduct activities related to this agreement; provided however, that you will receive benefits from Oracle only in the country in which you registered to become a partner in the OPN. Provided that you continuously meet the OPN entry and qualification criteria as published by Oracle on the OPN site at http://.partner.oracle.com (select Home Tab, Manage Your Membership Portlet, ) you shall receive all of the services specified for the applicable partner level in the OPN policies published by Oracle. The OPN policies applicable to your membership in the OPN are located on the OPN site at http://partner.oracle.com (select Home Tab, Manage Your Membership Portlet). The OPN policies, incorporated in this agreement, are subject to change and may contain additional terms. Please read these policies carefully as they contain the specific terms applicable to each OPN level.

Internet Platform Software Programs
Your use of the programs identified in the OPN policies as the Internet Platform Software programs shall be subject to the terms set out in the OPN policies and the terms below. Provided that you (1) continue to satisfy the then-current OPN policies for the Internet Platform Software programs as published by Oracle and
(2) comply with this agreement, you will be granted the rights below.

Oracle grants you a non-exclusive, non-transferable, limited license for the applicable number of licenses as set forth in the OPN policies to use the Internet Platform Software programs for the following purposes: (1) to develop or prototype hardware or software products, or services for potential distribution with programs, but not for the purpose of developing or prototyping hardware, software products, or providing services for your end users regardless of whether you receive any fees for doing so; (2) to demonstrate the programs to potential end users solely in connection with your value added package or application package pursuant to an agreement with Oracle for the distribution of Oracle programs; and (3) to provide technical support and/or training for employees and end users solely in connection with your


                                                                               1

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value added package or your application package pursuant to an agreement with
Oracle for the distribution of Oracle programs. You may allow your agents and contractors to use the programs for these purposes, subject to the terms of this agreement. Program documentation is either shipped with the programs, or you may access the documentation online at http://docs.oracle.com.

Oracle E-Business Suite Software Programs
Your use of the programs identified in the OPN policies as the E-Business Suite Software programs shall be subject to the terms set out in the OPN policies and the terms below. Provided that you: (1) continue to satisfy the then-current OPN policies for the E-Business Suite Software programs as published by Oracle; and
(2) comply with this agreement, you will be granted the rights below.

If you meet the criteria set forth in the OPN policies, Oracle grants you a non-exclusive, non-transferable, limited license for the applicable number of licenses as set forth in the OPN policies to: (a) demonstrate the programs identified as E-Business Software programs to potential end users solely in connection with your OPN membership; and (b) integrate the E-Business Suite Software programs with your application program. You may allow your agents and contractors to use the programs for these purposes, subject to the terms of this agreement. Program documentation is either shipped with the programs, or you may access the documentation online at http://docs.oracle.com.

If you meet the criteria set forth in the OPN policies and are admitted as a member of the E-Business Suite Outsourcing Implementor Initiative, subject to the terms of this agreement, Oracle agrees to: (1) provide you with access to the Oracle consulting methodology/engagement materials which are further described in the OPN policies; (2) permit you to order technical support in accordance with the terms of the OPN policies; and, (3) provide public relations opportunities with respect to your successful Oracle outsourcing services implementations. In consideration for your participation in the E-Business Suite Outsourcing Implementor Initiative, you agree to: (a) adhere to all the standards set forth for in Oracle's Online Services Implementation Guidelines (the "Implementation Guidelines"), which may be modified from time to time; (b) comply with the responsibilities that are outlined in the E-Business Suite Outsourcing Online Life Cycle (the "Online Life Cycle), which may be modified from time to time; (c) require your end users to comply with Oracle's Outsourcing Services Policies, which may be modified from time to time; (d) only implement versions of Oracle products certified by E-Business Suite Outsourcing and to be trained in the version of Oracle programs you implement; and (e) attend training provided by Oracle specific to E-Business Suite Outsourcing (i.e. eSeminars) as specified in the OPN Outsourcing Roadmap. You may access the current versions of the Implementation Guidelines, the Online Life Cycle, Oracle's Outsourcing Services Policies, and the Outsourcing Roadmap at http://partner.oracle.com (select Home Tab, Manage Your Membership Portlet). In accordance with the terms of the Other section below, Oracle may review your compliance with the then-current versions of the Implementation Guidelines, and if Oracle, in its sole discretion determines that you are not in compliance with such guidelines, you shall immediately modify or discontinue your implementation as directed by Oracle.

Technical Support
Depending on the level of the OPN into which you have qualified, you may be able to order technical support services from Oracle for the program licenses you receive under this agreement as further described in the OPN policies. If ordered, annual technical support is provided under Oracle's technical support policies in effect at the time the services are provided. The technical support policies, incorporated in this agreement, are subject to change and may contain additional terms, and you should review the policies prior to entering into the ordering document for the applicable services. You may access the current version of the technical support policies at http://partner.oracle.com (select Home Tab, Manage Your Membership Portlet).

Oracle reserves the right to desupport its programs. Such desupport notices, which are posted at Oracle's customer support web site, MetaLink (or Oracle's then current customer support web site), contain desupport dates, information about availability of Extended Assistance Support and Extended Maintenance Support and information about migration paths for certain features. The desupport notices

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are subject to change; Oracle will provide updated desupport notices on MetaLink
(or Oracle's then current customer support web site) as necessary.

Methodology/Engagement Materials
Your use of the Oracle consulting methodology/engagement materials for the programs and related documentation ("materials"), which are further defined in the OPN policies, shall be subject to the terms below.

Oracle grants to you a non-exclusive, non-transferable, limited license to use and to make an unlimited number of copies of the materials, subject to the OPN policies, for the following purposes: (1) use the materials in connection with the implementation of programs for your end users who have acquired valid licenses for such programs; (2) provide training to your employees in use of materials; (3) demonstrate the materials to end users; and (4) copy the materials for archival or backup purposes. You may allow your agents and contractors to use the materials for these purposes, subject to the terms of this agreement. All titles, trademarks, and copyright and restricted rights notices contained in the materials shall be reproduced in any copies of the materials. All copies of the materials shall be subject to the terms of this agreement.

Marketing Services
Subject to the terms below, any terms posted on the OPN site, and the Logo and Advertising Template Guidelines set forth at http://partner.oracle.com (select Home Tab, Manage Your Membership Portlet), your use of the Oracle marketing programs, marketing materials, and marketing tools ("marketing services"), which are further defined in the OPN policies ("marketing services") shall be subject to the terms below.

Oracle grants you a non-exclusive, nontransferable, limited license to use the marketing services solely for the purpose of creating, executing, and monitoring marketing campaigns related to Oracle products and services. You may allow third parties to access the marketing services for the purpose of creating, executing, and monitoring marketing campaigns related to Oracle products and services on your behalf, provided that you ensure that all such use is in accordance with this agreement. You agree to be responsible for any misuse of the marketing services by you or any third party using the marketing services on your behalf and you agree to use the marketing services at your own risk.

You are licensed and agree to use the marketing services for lawful purposes only. You agree not to create any content or otherwise transmit any information or material that: (a) is false or misleading; (b) is harassing or invades another's privacy, harms minors in any way, or promotes bigotry, racism, hatred or harm against any group; (c) is obscene; (d) infringes another's rights, including but not limited to intellectual property rights; or (e) constitutes "spam." You, and not Oracle, are responsible for all content and other materials that you upload, post, email or otherwise transmit or use via the marketing services ("partner content"). You agree that Oracle in its sole discretion, may at any time: (1) terminate your right to use the marketing services and remove any partner content, information or material from the OPN site if you breach the terms of this section and fail to correct such breach within 30 days of written notice from Oracle, (2) make changes to or discontinue any and all aspects of the marketing services, and (3) restrict the online storage if you upload partner content in excess of user storage allocation capacities which may be specified by Oracle. Rather than restrict excess online storage, Oracle may negotiate a charge with any subscriber having such excess storage. Oracle expressly reserves the right to suspend or terminate your use of the marketing services if your use of the marketing services or storage on the OPN site is excessive and/or likely to cause loss or damage. You shall be financially responsible to Oracle for any such use or storage that results in loss or damage. Upon termination or expiration of this agreement or of your right to use the marketing services, Oracle may, but is not obligated to, delete archived data, including data entered by you or by your customers via your landing pad, but will not do so until 60 days after such termination or expiration.

The marketing services contain information, data, text, software, and other materials (collectively, "content") that may be protected by copyrights, trademarks, trade secrets and other proprietary rights. Except as expressly authorized by Oracle, you agree not to copy, modify, delete, publish, transmit,


                                                                               3
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participate in the transfer or sale of, create derivative works from, or in any way exploit any of the content included in the marketing services. Oracle does not guarantee the accuracy, quality or usefulness of any content or any marketing services.

You are responsible for maintaining the confidentiality of any personal data stored on the OPN site in connection with the marketing services. You are responsible for complying with all applicable laws governing collection, storage, processing, use and transfer of such information. You authorize Oracle to process data as required to facilitate the provision of the marketing services. Oracle will process and use personal data in accordance with the instructions received from you, and will not process or use such data in a manner different from that necessary to carry out Oracle's obligations under this agreement, provided however, that Oracle may be required to provide personally identifiable information to third parties to comply with legally mandated reporting, disclosure, or other legal process requirements. As the owner of the data, you are warranting that you have provided your users with all appropriate notices and have obtained all appropriate consents to transfer the data to us and allow its processing according to the terms of this agreement.

You shall cooperate with Oracle to allow for review of your use of the marketing services and compliance with Oracle's quality standards. If Oracle, in its sole discretion, determines that your use of the marketing services is not in compliance with this agreement, you shall promptly modify or discontinue your use as directed by Oracle.

You agree to comply with the Logo and Advertising Template Guidelines. Oracle may change the Logo and Advertising Template Guidelines, and, upon reasonable notice from Oracle, you shall promptly modify your use of the marketing services to conform to any such changed Logo and Advertising Template Guidelines.

You shall defend, indemnify and hold harmless Oracle, its officers, directors, employees and agents from and against any and all claims, liabilities, damages, losses or expenses, including reasonable attorneys' fees and costs, arising out of or in any way connected with your access to or use of the marketing services. Oracle shall not be liable or deemed to be in default for any delay or failure in performance or interruption of any service resulting directly or indirectly from acts of God, civil or military authority, acts of public enemy, war, riots, civil disturbances, insurrections, accidents, fires, explosions, floods, the elements, strikes, labor disputes, shortages of suitable parts, materials, labor or transportation, magnetic interference, interruptions of electric power or other utility service, unavailability of any telecommunications service or connection to any telecommunications service, computer, software, backbone or network error, or any other cause beyond Oracle's reasonable control.

Opt-in to Marketing
As a member of the OPN in any level, you will need to know about Oracle products, offerings, conferences, and training. As such, your participation in the OPN will serve as an opt-in to Oracle marketing that may be deemed relevant to Oracle partners. You will be presumed to have provided appropriate notices and have obtained appropriate consents, if required, from any persons who are signed up to the OPN on your behalf.

Oracle PartnerNetwork Solutions Marketplace and Oracle PartnersOnline
As further described in the OPN policies, you may be permitted to enter information regarding your Oracle based software solution into the Oracle PartnerNetwork Solutions Marketplace. You agree that the Oracle based solutions that you enter into the Oracle PartnerNetwork Solutions Marketplace: (a) do not infringe a third party's intellectual property rights; (b) are not false, inaccurate or misleading; and (c) do not violate any applicable laws or regulations.

In addition, from time to time, the parties may exchange marketing and sales leads through Oracle PartnersOnline. Both parties agree to use the information provided in such marketing and sales leads solely for purposes related to your membership in the OPN. All leads exchanged must be prequalified by the providing party and may only be used in furtherance of an end user's inquiry, unless an independent business relationship between a party and the end user already exists.


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Upon dissolution of your business, the filing of a voluntary or involuntary petition in bankruptcy by you or on your behalf, or termination or expiration of this agreement, you agree to return or destroy and refrain from using any marketing and/or sales leads that have been provided to you through Oracle PartnersOnline and Oracle reserves the right to remove your entries from the Oracle PartnerNetwork Solutions Marketplace.

Additional Oracle Resources
From time to time, during the term of this agreement, Oracle may provide you with access to Oracle marketing materials, consulting materials, and other software or services as identified in the OPN policies ("additional Oracle resources"). Your use of the additional Oracle resources shall be subject to the terms of this agreement, those terms set out in the OPN policies, and any additional written terms posted on the OPN site related to the additional Oracle resources.

Logo License
If you qualify for membership in the OPN, Oracle grants you a non-exclusive, non-transferable right to use, during the term of this agreement, the Oracle logo appropriate to your level of membership (the "logo") to promote your relationship with Oracle under this agreement. Oracle may modify the logo from time to time and you shall stop using any prior version following any such modification. Your use of the logo shall strictly comply with Oracle's Logo and Advertising Template Guidelines set forth at http://partner.oracle.com (select Home Tab, Manage Your Membership Portlet), which may be modified from time to time. You shall not use the logo in a manner that misrepresents your relationship with Oracle or is otherwise misleading, or that reflects negatively on Oracle. All products and services in connection with which you use the logo shall conform to Oracle's quality standards and meet or exceed industry standards. You shall cooperate with Oracle to allow for review of your use of the logo and compliance with Oracle's quality standards. If Oracle, in its sole discretion, determines that your use of the logo is not in compliance with this agreement, you shall promptly modify or discontinue your use of the logo as directed by Oracle. Oracle may change the logo and Logo and Advertising Template Guidelines, and, upon reasonable notice from Oracle, you shall promptly modify your use of the logo to conform to any such changed logo or Logo and Advertising Template Guidelines. You acknowledge that you are granted no rights with respect to Oracle trademarks except as expressly set forth herein, and agree that any use of Oracle trademarks (including the "logo") by you shall inure to the sole benefit of Oracle. You agree to provide reasonable assistance to Oracle in connection with the protection and prosecution of Oracle trademarks. You agree not to use Oracle trademarks or potentially confusing variations of Oracle trademarks (including "Ora") as a part of any of your trademarks, product names, service names, company name, or Internet addresses.

Ownership and Restrictions
Oracle retains all ownership and intellectual property rights to the programs, materials, marketing services, services, and additional Oracle resources (collectively referred to as the "Oracle property"). You may make a sufficient number of copies of each program for the licensed use and one copy of each program media; you must obtain Oracle's prior written approval to make additional copies.

You shall not use or duplicate the Oracle property provided to you by Oracle for any purpose other than as specified in the OPN policies or in this agreement or make the Oracle property available to unauthorized third parties. You shall not
(1) use the Oracle property for your own internal business operations, or for use in any third party's business operations or for any other commercial or production use; (2) use the Oracle property to provide third party training on the content and/or functionality of the programs, except for training for employees and end users as provided under this agreement; (3) use the Oracle property for commercial timesharing, rental, or service bureau use; (4) use the Oracle property in a manner that misrepresents your relationship with Oracle or is otherwise misleading or that reflects negatively on Oracle; (5) cause or permit reverse engineering or decompilation of the Oracle property, unless required for interoperability or to the extent that the foregoing restriction is expressly prohibited by law; (6) remove or modify any program markings or any notice of Oracle's proprietary rights; or (7) disclose results of any program benchmark tests without Oracle's prior written consent.

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If you desire to use the Oracle property for any use other than the development or demonstration use allowed under this agreement, including but not limited to the right to distribute Oracle programs, you must enter into an appropriate agreement with Oracle to acquire the required rights.

Warranties; Disclaimers and Remedies
Oracle warrants that programs will substantially operate as described in the applicable program documentation for one year after Oracle delivers them to you. Oracle also warrants that services ordered will be provided in a manner consistent with industry standards, and this warranty is valid for a period of 90 days from performance of the service.

ORACLE DOES NOT GUARANTEE THAT THE PROGRAMS WILL PERFORM ERROR-FREE OR UNINTERRUPTED, OR THAT ORACLE WILL CORRECT ALL PROGRAM ERRORS. TO THE EXTENT PERMITTED BY LAW, THESE WARRANTIES ARE EXCLUSIVE AND THERE ARE NO OTHER EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS, INCLUDING WARRANTIES OR CONDITIONS OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

FOR ANY BREACH OF THE WARRANTIES, YOUR EXCLUSIVE REMEDY, AND ORACLE'S ENTIRE LIABILITY, SHALL BE: (A) THE CORRECTION OF PROGRAM ERRORS THAT CAUSE BREACH OF THE WARRANTY OR IF ORACLE CANNOT SUBSTANTIALLY CORRECT A BREACH IN A COMMERCIALLY REASONABLE MANNER, YOU MAY END YOUR PROGRAM LICENSE AND RECOVER THE FEES PAID TO ORACLE FOR THE PROGRAM LICENSE AND ANY UNUSED, PREPAID TECHNICAL SUPPORT FEES YOU HAVE PAID FOR THE PROGRAM LICENSE OR (B) THE REPERFORMANCE OF THE SERVICE, OR IF ORACLE CANNOT SUBSTANTIALLY CORRECT A BREACH IN A COMMERCIALLY REASONABLE MANNER, YOU MAY END THE RELEVANT SERVICES AND RECOVER THE FEES PAID TO ORACLE FOR THE RELEVANT SERVICES. THIS IS YOUR EXCLUSIVE REMEDY.

THE MARKETING SERVICES AND ALL CONTENT PROVIDED BY ORACLE ON THE OPN SITE ARE PROVIDED BY ORACLE ON AN "AS IS" BASIS. ORACLE EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. ORACLE DOES NOT GUARANTEE THAT THE MARKETING SERVICES WILL PERFORM ERROR-FREE OR UNINTERRUPTED. ANY MATERIAL DOWNLOADED OR OTHERWISE OBTAINED THROUGH THE USE OF THE MARKETING SERVICES IS OBTAINED AT YOUR OWN DISCRETION AND RISK AND ORACLE SHALL HAVE NO RESPONSIBILITY FOR ANY LOSS OR DAMAGE THAT RESULTS FROM THE DOWNLOAD OF ANY SUCH MATERIAL.

Relationship of the Parties
In all matters relating to this agreement you will act as an independent contractor. The relationship between Oracle and you is that of licensor/licensee. This agreement does not create a partnership, joint venture, agency, employee/employer relationship, or franchisee/franchisor relationship between the parties. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this agreement shall be construed to limit either party's right to independently develop or distribute software that is functionally similar to the other party's product, so long as proprietary information of the other party is not included in such software.

Restricted Rights
The programs and documentation are provided with Restricted Rights. Use, duplication or disclosure by the United States Government is subject to the restrictions as set forth in the Rights in Technical Data and Computer Software Clauses in DFARS 252.227-7013(c) (1) (ii) and FAR 52.227-19(c) (2) as
applicable. Manufacturer is Oracle Corporation, 500 Oracle Parkway, Redwood City, California 94065.


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Links to Third-Party Sites
Oracle's website at http://partner.oracle.com, including but not limited to the Oracle PartnerNetwork Solutions Marketplace and Oracle PartnersOnline, may contain links to third-party websites and access to content, products, and services from third parties that are not under the control or operation of Oracle. You agree that Oracle is not responsible for the availability of, and content provided on, third party websites. You should refer to the policies posted by other websites regarding privacy and other topics before you use them. If you choose to purchase any products or services from a third party, your relationship shall be directly with such third party. Oracle provides any links to third party websites only as a convenience and does not endorse and is not responsible for (a) the contents of any linked site or any site linked to from a linked site; (b) the quality of any third party products or services; (c) fulfilling the terms of any agreement to purchase third party products or services, including delivery of products and services and warranty obligations related to purchased products or services; or (d) any loss or damages of any sort you may incur from dealing with any such third party.

Privacy and Data Protection
Oracle PartnersOnline data will be maintained by Oracle in data centers in the United States and may be accessed by Oracle personnel in other global locations as needed for business related purposes. Parts of the OPN web site are accessible to other OPN members whose use of the information is controlled by this agreement. If you receive a sales lead from Oracle through participation in Oracle PartnersOnline or the OPN Solutions Marketplace, you agree to comply with all relevant laws and regulations applicable to you or the data you provide related to privacy and data protection and to use any personally identifiable or related information in a manner consistent with Oracle's Privacy Policy, which is located at http://partner.oracle.com. The requirement to use such information only for the purposes specified and in a manner consistent with Oracle's Privacy Policy does not apply to your relationships with pre-existing end users or to independently developed and/or subsequently developed relationships with prospective end users. While you may opt out of receiving information from Oracle related to various programs and services, you consent to receive information regarding the OPN, new related services, and membership and participation in the OPN.

GENERAL

Term, Termination & Renewal
This agreement shall remain in effect for 1 year from the date of notification to you of your acceptance as a member of the OPN. If either party breaches the terms of this agreement and fails to correct the breach within 30 days after notice in writing from the other party, including but not limited to your failure to pay the membership fees as required herein, the non-breaching party may end this agreement, except if the breach is of a nature which cannot be corrected in which case the non-breaching party may end this agreement immediately. If Oracle ends this agreement as specified in this paragraph, you must pay within 30 days all amounts which have accrued prior to the end of this agreement, as well as all sums remaining unpaid for programs ordered and/or services received under this agreement. You agree that if you are in default under this agreement, you may not use the Oracle property. Notwithstanding the section in this agreement entitled Entire Agreement, Oracle may terminate this agreement and your membership in the OPN if you breach the terms of any agreement under which you are permitted to distribute Oracle programs and fail to correct the breach within 30 days after notice in writing from Oracle.

Upon termination or expiration of this agreement, you shall cease to be a member of the OPN and all of your rights to receive the services detailed in this agreement and the OPN policies and to use the Oracle property shall cease. Upon termination or expiration of this agreement you shall cease using, and shall return or destroy, all copies of the applicable Oracle property and shall return or destroy any marketing or sales leads provided by Oracle.

Any renewal of this agreement shall be subject to Oracle's standard terms and fees in effect at such time and shall be at Oracle's sole discretion. You may apply for renewal of your membership in the OPN by on-line electronic acceptance of the terms of the then current OPN agreement, and Oracle will notify you if it accepts your application for renewal. The parties' rights and obligations which by their nature are continuing shall survive.



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Nondisclosure
By virtue of this agreement, the parties may have access to information that is confidential to one another ("confidential information"). Confidential information shall be limited to the the materials, marketing services, any additional Oracle resources, and the terms and pricing under this agreement, and all information clearly identified as confidential.

A party's confidential information shall not include information that (a) is or becomes a part of the public domain through no act or omission of the other party; (b) was in the other party's lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (c) is lawfully disclosed to the other party by a third party without restriction on the disclosure; or (d) is independently developed by the other party.

The parties agree to hold each other's confidential information in confidence for a period of three years from the date of disclosure. The parties agree, unless required by law, not to make each other's confidential information available in any form to any third party for any purpose other than the implementation of this agreement. Each party agrees to take all reasonable steps to ensure that confidential information is not disclosed or distributed by its employees or agents in violation of the terms of this agreement. Nothing shall prevent either party from disclosing the terms or pricing under this agreement or orders submitted under this agreement in any legal proceeding arising from or in connection with this agreement.

Entire Agreement
You agree that this agreement and the information which is expressly incorporated into this agreement (including reference to information contained in an URL), together with any applicable additional written terms posted on the OPN site related to the Oracle property you receive from Oracle under this agreement, is the complete agreement regarding your membership in the OPN, and this agreement supersedes all prior or contemporaneous agreements or representations regarding your membership in OPN. If any term of this agreement is found to be invalid or unenforceable, the remaining provisions will remain effective. It is expressly agreed that the terms of this agreement and any Oracle ordering document shall supersede the terms in any purchase order or other non-Oracle ordering document and no terms included in any such purchase order or other non-Oracle ordering document shall apply to the programs and/or services ordered. This agreement may not be modified or amended and the rights and restrictions may not be altered or waived except in a writing signed or accepted online through the OPN by authorized representatives of you and Oracle and any notice required under this agreement shall be provided to the other party in writing.


LIMITATION OF LIABILITY
IN NO EVENT SHALL ORACLE OR ORACLE'S LICENSORS BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR ANY LOSS OF PROFITS, REVENUE, DATA, OR DATA USE. ORACLE'S MAXIMUM LIABILITY FOR ANY DAMAGES UNDER THIS OPN AGREEMENT, WHETHER IN CONTRACT OR TORT, SHALL BE LIMITED TO THE ANNUAL MEMBERSHIP FEES YOU PAID ORACLE FOR THE RELEVANT YEAR DURING WHICH A CLAIM IS MADE.

Export Administration
You agree that U.S. export control laws and other applicable export and import laws govern your use of the programs, including technical data; additional information can be found on Oracle's Global Trade Compliance web site located at http://www.oracle.com/products/export/index.html?content.html. You agree that neither the programs, nor any direct product thereof will be exported, directly or indirectly, in violation of these laws, or will be used for any purpose prohibited by these laws including, without limitation, nuclear, chemical, or biological weapons proliferation or development of missile technology.


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Other
This agreement is governed by the substantive and procedural laws of the State of California and you and Oracle agree to submit to the exclusive jurisdiction of, and venue in, the courts in San Francisco, San Mateo, or Santa Clara counties in California in any dispute arising out of or relating to this agreement.

Upon 45 days written notice, Oracle may audit your use of the Oracle property. You agree to cooperate with Oracle's audit and provide reasonable assistance and access to information. You agree to pay within 30 days of written notification any underpaid fees. If you do not pay, Oracle can end your OPN membership and this agreement, or may choose not to accept your application to renew this agreement at such time of renewal.

Oracle shall not have any liability to you for any claims made by third parties arising out of your use of Oracle trademarks (including the "logo") or marketing services. You agree to indemnify Oracle for any loss, liability, damages, cost or expense (including attorneys' fees) arising out of any claims which may be made against Oracle arising out of your use of the logo or marketing services where such claim relates to your activities, products or services. Notwithstanding the above, you shall have no obligation to indemnify Oracle with respect to a claim of trademark or copyright infringement based upon your use of the logo or, marketing services as expressly permitted under this agreement.

You confirm that you have access to the Internet and confirm that prior to entering into this agreement you have read the OPN policies on the OPN site and agree to the terms and conditions set out in those policies. You undertake that you will visit the OPN site on a regular basis so that you are aware of any amendments Oracle may make to those policies from time to time. If you have a dispute with Oracle, or if you become subject to insolvency proceedings, you will promptly send written notice to: Oracle Corporation, 500 Oracle Parkway, Redwood City, California, United States, 94065, Attention: General Counsel, Legal Department.

You may not assign this agreement or give or transfer the Oracle property ordered or an interest in them to another individual or entity. If you grant a security interest in the programs, the secured party has no right to use or transfer the programs.

Except for actions for nonpayment or breach of Oracle's proprietary rights in the Oracle property, no action, regardless of form, arising out of or relating to this agreement may be brought by either party more than two years after the cause of action has accrued.

The Uniform Computer Information Transactions Act does not apply.

License Definitions and Rules
To fully understand your license grant, you need to review the definition for the licensing metric and term designation as well as the licensing rules which are incorporated into and made a part of this agreement.

You may access the current version of the License Definitions and Rules at http://partner.oracle.com (Select Home Tab, Manage Your Membership Portlet).

Should you have any questions concerning this agreement, or if you desire to contact Oracle for any reason, please write: Oracle Corporation 500 Oracle Parkway, Redwood City, CA 94065, or visit Oracle's website at http://www.oracle.com and select the "Contact Us" link.


Executed by Partner:                       Executed by applicable Oracle entity:

Company Name: SCT CORPORATION

Company Fax Number:
                    ------------------
Authorized Signature: /s/ Roy Zatcoff      Authorized Signature: /s/ Barbara D. Koenig
                      ----------------                           ---------------------
Name: Roy Zatcoff                          Name: Barbara D. Koenig
Title: Executive VP                        Title: Sr. Contracts Manager

Effective Date: August 1, 2003


Oracle is a registered trademark of Oracle Corporation.

                                  AMENDMENT ONE
                                     to the
                         ORACLE PARTNERNETWORK AGREEMENT
                                     between
                                 SCT CORPORATION
                                       AND
                               ORACLE CORPORATION

This document ("Amendment One") amends the Oracle PartnerNetwork Member Agreement between SCT Corporation ("You") and Oracle Corporation ("Oracle") and any and all amendments thereto (the "Agreement").


    1. Definitions: Delete the second sentence in this section and replace with the following: "You" and "your" refer to the company that has entered into this agreement to join the Oracle PartnerNetwork (the "OPN") and your majority owned subsidiaries. You warrant that you have the authority to bind your majority owned subsidiaries to the terms of this agreement and further warrant that you shall be responsible for a breach of such terms by your majority owned subsidiaries.

    2. Term, Termination & Renewal: Delete the first sentence of this section and replace with the following: "This agreement shall begin on the date specified in Oracle's acceptance confirmation and continue in effect for three (3) years thereafter; provided, however, that Oracle may terminate this agreement for any reason, after the first year, for any reason at any time upon 30 days written notice to you."

    3.   Other:

         Delete the first paragraph in this section and replace with the following: "This agreement is governed by the substantive and procedural laws of Pennsylvania."

         Delete the first sentence of the second paragraph in this section in its entirety and replace with the following: "Upon 45 days written notice, Oracle may audit your use of the Oracle property, not more than once annually. Any such audit shall be conducted during regular business hours at your offices and shall not unreasonably interfere with your business activities."

Other than the modifications above, the terms and conditions of the Agreement remain unchanged and in full force and effect.

The Effective Date of this Amendment One is August 1, 2003.

SCT CORPORATION                            ORACLE CORPORATION

By: /s/ Roy Zatcoff                        By: /s/ Barbara D. Koenig
    ---------------------                      ------------------------
Name:  Roy Zatcoff                         Name: Barbara D. Koenig
Title: Executive VP                        Title: Sr. Contracts Manager




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